No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.
This prospectus supplement, together with the short form base shelf prospectus dated December 5, 2019 to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference herein and therein, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus supplement from documents filed with securities commissions or similar regulatory authorities in Canada.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & General Counsel of Mogo Inc. at 2100 – 401 West Georgia Street, Vancouver, British Columbia, Canada V6B 5A1, telephone: (604) 659-4380, and are also available electronically at www.sedar.com.
Filed pursuant to Rule 424(b)(3)
File No. 333-234582

PROSPECTUS SUPPLEMENT
To the Short Form Base Shelf Prospectus dated December 5, 2019

New Issue	February 28, 2020

MOGO INC.

Shares for Debt Issuance:
306,842 Common Shares, $1,000,000, $3.259 per Common Share

This prospectus supplement (the “
Prospectus Supplement
”) of Mogo Inc. (“
Mogo
”, the “
Company
”, “
we
” or “
us
”), together with the short form base shelf prospectus dated December 5, 2019 to which it relates (the “
Prospectus
”) qualifies the distribution of 306,842 common shares of Mogo (the “
Debt Shares
”) at a deemed price of $3.259 per Debt Share (the “
Deemed Price
”), to Fortress Credit Co. LLC (“
Fortress
”) to settle the payment of a portion of the Prepayment Premium (as defined herein) owing to Fortress upon repayment in full by Mogo of all of its obligations pursuant to the Credit Agreement among Computershare Trust Company of Canada, in its capacity as trustee of Mogo Finance Trust (the “
Borrower
”), Fortress, as Administrative Agent, Collateral Agent, and the Sole Lead Arranger, and DB FSLF LLC, as Lender (the “
Lender
”) dated as of September 1, 2015 (as amended, modified or restated from time to time, the “
Credit Agreement
”). See “Recent Developments”, “Plan of Distribution” and “Description of the Securities Distributed”.

The outstanding common shares of the Company (the “
Common Shares
”) are listed and posted for trading on the Toronto Stock Exchange (“
TSX
”) under the symbol “MOGO” and on the Nasdaq Capital Market (“
NASDAQ
”) under the symbol “MOGO”. The Company has applied to list the Debt Shares distributed under this Prospectus Supplement on the TSX and NASDAQ. Listing of the Debt Shares will be subject to the Company fulfilling all of the requirements of the TSX and NASDAQ, respectively. On February 27, 2020, the closing sale price of the Common Shares on the TSX and NASDAQ was $3.20 and US$2.51 per share, respectively. The Deemed Price is equal to the “market price” (as defined by the TSX) of the Common Shares on February 27, 2020, as been determined by the Company and Fortress through arm’s length negotiations.

NO UNDERWRITER HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT. THE COMPANY HAS NOT ENGAGED IN THE BUSINESS OF TRADING AND ADVISING IN SECURITIES WITH RESPECT TO THE DISTRIBUTION OF THE DEBT SHARES.

An investment in the securities of Mogo involves significant risks. You should carefully read the “Risk Factors” section beginning on page S-9 of this Prospectus Supplement, in the accompanying Prospectus beginning on page 24, and in the documents incorporated by reference herein and therein.

i

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus Supplement and the Prospectus in accordance with Canadian disclosure requirements. Fortress should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference in this Prospectus Supplement and the Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

You should be aware that the acquisition of the Debt
Share
s described herein may have tax consequences. Such consequences are not described herein. You are encouraged to consult your own tax advisor with respect to your own particular circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

Price: $3.259 Per Debt Share

	Deemed Price to Fortress	Net Proceeds to the Company(1)
Per Debt Share	$3.259	-
Total	$1,000,000	-
__________
(1) The Company will not receive any of the proceeds related to the distribution of the Debt Shares, as the Debt Shares are being issued to Fortress to settle the payment of a portion of the Prepayment Premium (as defined herein). See “Plan of Distribution”.

Closing of the distribution of the Debt Shares will occur as soon as practicable following receipt of approval from the TSX and NASDAQ.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The financial information of the Company contained in the documents incorporated by reference herein are presented in Canadian dollars.
References in this Prospectus to “$” and “C$” are to Canadian dollars and references to “US$” are to United States dollars.

Gregory Feller, a director of the Company and the Company’s President and Chief Financial Officer, resides outside of Canada. Mr. Feller has appointed 152928 Canada Inc., Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process.

Our head office is located at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1. Our registered office is located at Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8.

ii

S-1

IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of the distribution of the Debt Shares and also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference into this Prospectus Supplement and the Prospectus. The second part, the Prospectus, gives more general information, some of which may not apply to the distribution of the Debt Shares. This Prospectus Supplement is deemed to be incorporated by reference into the Prospectus solely for the purposes of this offering.

You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the Prospectus. If the description of the Debt Shares varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. If anyone provides you with any additional, different or inconsistent information, you should not rely on it. The Company is not making an offer of the Debt Shares in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus Supplement or the Prospectus is accurate as of any date other than the date of the document in which such information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this Prospectus Supplement updates and modifies the information in the accompanying Prospectus and information incorporated by reference herein and therein. To the extent that any statement made in this Prospectus Supplement differs from those in the accompanying Prospectus, the statements made in the accompanying Prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made by this Prospectus Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein may contain “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended. Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects”, “does not expect”, “is expected”, “scheduled”, “estimates”, “outlook”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Discussions containing forward-looking information may be found, among other places, under “Our Business”, “Use of Proceeds”, “Risk Factors” and “Plan of Distribution” in the Prospectus, under “Risk Factors” in this Prospectus Supplement and in sections of the documents which are incorporated herein by reference. This forward-looking information includes, among other things, statements relating to:

•	the Company’s expectations regarding its revenue (including loan interest), expenses and operations, key performance indicators, provision for loan losses (net of recoveries) and delinquencies ratios;

•	the Company’s anticipated cash needs and its needs for additional financing, funding costs, ability to extend or refinance any outstanding amounts under the Company’s credit facilities;

•	the Company’s ability to protect, maintain and enforce its intellectual property;

S-2

•	third-party claims of infringement or violation of, or other conflicts with, intellectual property rights;

•	the resolution of any legal matters;

•	the Company’s plans for and timing of expansion of its products and services;

•	the Company’s future growth plans;

•	the acceptance by the Company’s customers and the marketplace of new technologies and solutions;

•	the Company’s ability to attract new members and develop and maintain existing members;

•	the Company’s ability to attract and retain personnel;

•	the Company’s expectations with respect to advancement of its product offering;

•	the Company’s competitive position and the regulatory environment in which the Company operates;

•	anticipated trends and challenges in the Company’s business and the markets in which it operates;

•	the Company’s historical investment approach, objectives and strategy, including its focus on specific sectors;

•	the structuring of its investments and its plans to manage its investments;

•	the Company’s expectations regarding the performance of certain sectors in which it has invested; and

•	the completion of any offering of securities.

This forward-looking information and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that are discussed in greater detail or incorporated by reference in the section entitled “Risk Factors” or elsewhere in, or incorporated by reference into this Prospectus Supplement or the Prospectus, including risks relating to:

•	our limited operating history in an evolving industry;

•	our recent, rapid growth;

•	our history of losses;

•	our efforts to expand our market reach and product portfolio;

•	changes in the regulatory environment or in the way regulations are interpreted;

•	privacy considerations;

•	economic conditions;

S-3

•	material changes to the interest rate charged to our members and paid to our lenders;

•	disruptions in the credit markets;

•	an increase in member default rates;

•	our negative operating cash flow;

•	our ability to access additional capital through issuances of equity and debt securities;

•	the concentration of our debt funding sources and our ability to access additional capital from those sources;

•	the financial covenants under our credit facilities;

•	security breaches of members’ confidential information;

•	our ability to collect payment on our loans and maintain accurate accounts;

•	a decline in demand for our products;

•	our products achieving sufficient market acceptance;

•	protecting our intellectual property rights;

•	claims by third parties for alleged infringement of their intellectual property rights;

•	the use of open source software and any failure to comply with the terms of open source licenses;

•	serious errors or defects in our software and attacks or security breaches;

•	the reliability of our credit scoring model;

•	access to reliable third-party data;

•	our risk management efforts;

•	our levels of indebtedness;

•	the adequacy of our allowance for loan losses;

•	exchange rate fluctuations;

•	our marketing efforts and ability to increase brand awareness;

•	member complaints and negative publicity;

•	misconduct and/or errors by our employees and third-party service providers;

•	our ability to collect payment on and service the loans we make to our members;

•	our reliance on data centers to deliver our services and any disruption thereof;

•	competition in our industry;

S-4

•	the reliability of information provided by our members;

•	our reliance on key personnel, and in particular, our management;

•	competition for employees;

•	preserving our corporate culture;

•	risks related to litigation;

•	earthquakes, fire, power outages, flood, and other catastrophic events, and interruption by man-made problems such as terrorism;

•	volatility in the market price for our publicly traded securities;

•	future sales of our securities by existing shareholders causing the market price for our publicly traded securities to fall;

•	no cash dividends for the foreseeable future;

•	our trading price and volume declining if analysts publish inaccurate or unfavourable research about us or our business;

•	risks related to operating in the cryptocurrency industry; and

•	risks related to the Company’s investment portfolio including:

o	investment risk;

o	our ability to monetize the portfolio given investments in private issuers and illiquid securities;

o	foreign currency exposure if investments in the Company’s portfolio consist of securities denominated in foreign currencies;

o	concentration of investments;

o	there is no guaranteed return on the Company’s investments;

o	intellectual property claims against issuers that the Company invests in;

o	the Company’s portfolio may include securities of issuers established in jurisdictions outside of Canada and the U.S.;

o	some investments of the Company may be in markets that are new and emerging;

o	fluctuation in Net Asset Value and valuation of the Company’s portfolio;

o	non-controlling interests;

trading costs; and

o	the Company may be limited in its ability to make follow-on investments and the dilution in the Company’s holdings resulting from a failure to make such follow-on investments.

S-5

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” in this Prospectus Supplement, the Prospectus, the Mogo Finance AIF (as defined below), and the Company AIF (as defined below) should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus Supplement, in the Prospectus and in the information incorporated by reference herein and therein represents our expectations as of the date of this Prospectus Supplement (or as the date they are otherwise stated to be made), and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws. All of the forward-looking information contained in this Prospectus Supplement, in the Prospectus and in the information incorporated by reference in herein and therein is expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Debt Shares.

DOCUMENTS INCORPORATED BY REFERENCE

This Prospectus Supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying Prospectus solely for the purposes of this offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the Prospectus, and reference should be made to the Prospectus for full particulars thereof.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada, are also specifically incorporated by reference into, and form an integral part of, the Prospectus, as supplemented by this Prospectus Supplement:

(a)	Mogo Finance Technology Inc.’s (“ Mogo Finance ”) annual information form dated March 26, 2019 for the year ended December 31, 2018 (the “ Mogo Finance AIF ”);

(b)	The Company’s annual information form dated April 1, 2019 for the year ended December 31, 2018 (the “ Company AIF ”);

(c)	Mogo Finance’s audited annual consolidated financial statements for the fiscal year ended December 31, 2018, together with the notes thereto and the independent auditors’ report thereon;

(d)	The Company’s audited annual consolidated financial statements for the fiscal year ended December 31, 2018, together with the notes thereto and the independent auditors’ report thereon;

(e)	Mogo Finance’s management’s discussion and analysis for the fiscal year ended December 31, 2018;

(f)	The Company’s management’s discussion and analysis for the fiscal year ended December 31, 2018;

(g)	The Company’s unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2019;

(h)	The Company’s management’s discussion and analysis for the three and nine months ended September 30, 2019;

S-6

(i)	Mogo Finance’s management information circular dated May 13, 2019 prepared in connection with the annual and special meeting of the shareholders of Mogo Finance held on June 18, 2019, excluding the opinion contained under the heading
“Particulars of Matters to be Acted Upon – The Arrangement – Certain Canadian Federal Income Tax Considerations
” and the written fairness opinion prepared for the special committee of the board of directors of Mogo Finance (attached as Appendix J), each prepared in connection with the Arrangement (as defined below);

(j)	The Company’s management information circular dated May 13, 2019 prepared in connection with the annual and special meeting of the shareholders of the Company held on June 18, 2019, excluding the written fairness opinion prepared for the special committee of the board of directors of the Company (attached as Schedule “M”) in connection with the Arrangement;

(k)	Mogo Finance’s material change report dated April 18, 2019 announcing the arrangement agreement between Mogo Finance and Mogo to combine their businesses by way of the Arrangement;

(l)	Mogo Finance’s material change report dated July 2, 2019 announcing the completion of the Arrangement;

(m)	The Company’s material change report dated April 24, 2019 announcing the arrangement agreement between Mogo Finance and Mogo to combine their businesses by way of the Arrangement;

(n)	The Company’s material change report dated June 21, 2019 announcing the completion of the Arrangement; and

(o)	The Company’s material change report dated February 20, 2020 announcing the marketing collaboration agreement with Postmedia Network Inc.

Any documents of the type referred to in Item 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions subsequently filed by us with the various securities commissions or similar authorities in Canada after the date of this Prospectus Supplement and until the distribution of the Debt Shares is completed shall be deemed to be incorporated by reference into this Prospectus Supplement. To the extent that any document or information incorporated by reference into this Prospectus Supplement is included in a report that is filed with or furnished to the SEC by the Company pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "
Exchange Act
"), such document or information shall also be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus Supplement and the Prospectus form a part. In addition, the Company may incorporate by reference into this Prospectus Supplement, or the U.S. Registration Statement of which it forms a part, other information from documents that the Company will file with or furnish to the SEC under the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus Supplement, the Prospectus or in a document (or part thereof) incorporated by reference herein or therein, or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained in this Prospectus Supplement or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this Prospectus Supplement or in the Prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement or the Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

S-7

THE COMPANY

Business of the Company

Mogo — a financial technology company — offers a finance app that empowers consumers with simple solutions to help them get in control of their financial health. Financial health continues to be the #1 source of stress across all demographics and highest among millennials. At Mogo, users can sign up for a free account in only three minutes and get access to six products and solutions that help them monitor their credit score, protect themselves from identity fraud, control their spending, and borrow responsibly. The Mogo platform has been purpose-built to deliver a best-in-class digital experience, with best-in-class products all through one account. With more than 925,000 members and a marketing partnership with Canada’s largest news media company, Mogo continues to execute on its vision of becoming the go-to financial app for the next generation of Canadians.

Business Combination between Mogo (formerly Difference Capital Financial Inc.) and Mogo Finance

On June 21, 2019, we completed our plan of arrangement (the “
Arrangemen
t”) with Mogo Finance. In connection with the Arrangement, the Company was continued into British Columbia and changed its name to Mogo Inc. Under the Arrangement, Mogo Finance was amalgamated with our wholly-owned subsidiary and each Mogo Finance common share (each, a “
Mogo Finance Share
”) outstanding immediately prior to the Arrangement, other than Mogo Finance Shares already held by us, was exchanged for one Common Share. On completion of the Arrangement, former Mogo Finance shareholders owned approximately 80% of Mogo Inc., on a fully diluted basis, and all of Mogo Finance’s outstanding convertible securities became exercisable or convertible, as the case may be, for Common Shares in accordance with the provisions thereof.

RECENT DEVELOPMENTS

On February 28, 2020, Mogo announced a three-year lending partnership with goeasy Ltd. (TSX:GSY) (“
goeasy
”), as well as the sale of the majority of  its MogoLiquid loan portfolio ("
MogoLiquid Portfolio
") to goeasy, consistent with Mogo’s strategic plan to reduce its on-balance sheet lending and focus on leveraging its proprietary digital lending platform to originate loans for key partners.

The lending partnership builds on a successful pilot program with goeasy, which commenced in October 2019. Through Mogo’s digital platform, consumers can quickly download the Mogo app, get a no-obligation pre-approval (for up to $35,000 with terms of up to 5 years), customize their loan, and complete the loan agreement all in minutes. Once approved, certain Mogo members will have their loan funded by goeasy’s operating division, easyfinancial, a leading provider of unsecured and secured non-prime consumer loans. Loan customers will continue to manage their loan through the Mogo app.  Mogo will receive compensation from easyfinancial for any loans funded by easyfinancial, while easyfinancial will have ownership of these loans. The partnership allows Mogo to generate additional fee-based subscription and services revenue.

In addition to the lending partnership, Mogo announced that go easy acquired the MogoLiquid Portfolio for total gross consideration of $31.9 million (subject to certain adjustments), pursuant to an asset purchase agreement between Mogo Finance and Mogo Financial Inc. (“
MFI
”), as sellers, and go easy, as purchaser, dated as of February 28, 2020 (the “
Asset Purchase Agreement
”). Mogo will also be eligible for an additional performance-based payment of up to $1.5 million over the term of the Asset Purchase Agreement upon achieving certain agreed-upon annual origination amounts under the lending partnership.

The proceeds of the sale of the MogoLiquid Portfolio will be used primarily to repay the obligations under the Credit Agreement, which has an outstanding balance of approximately $28.7 million. The remaining proceeds will be used to further strengthen Mogo’s balance sheet and support its growth initiatives.

S-8

For the three-month period ended September 30, 2019, the MogoLiquid Portfolio generated approximately $3.0 million in total revenue, including amounts for loan protection that are recognized in subscription and services revenue. For the same period, after accounting for expenses related to the loan portfolio including funding interest expense, the MogoLiquid Portfolio was approximately breakeven on a net income basis.

Certain proceeds from the sale of the MogoLiquid Portfolio to go easy will be used by Mogo Finance to repay all of its obligations pursuant to the Credit Agreement in full, in accordance with the terms of the payoff letter dated February 28, 2020 among Mogo, Mogo Financial, MFI, the Borrower, Fortress and the Lender (the “
Payoff Letter
”). Pursuant to the Payoff Letter, Mogo has agreed to pay to Fortress a prepayment premium in the amount of $2.5 million (the “
Prepayment Premium
”). $1,000,000 of the Prepayment Premium is to be paid by the issuance of the Debt Shares, as soon as practicable following the closing date and approval of the TSX and NASDAQ, as applicable.

The remainder of the Prepayment Premium is to be paid in cash, in three equal installments each to be paid on the end of the second, third and fourth fiscal quarters of 2020, or earlier at the discretion of Mogo.

The Payoff Letter also provides that Fortress and Mogo shall use commercially reasonable best efforts to negotiate in good faith and enter into a mutually acceptable registration rights agreement on market standard terms that provides Fortress, for the benefit of the Lender, with "piggy-back" registration rights in respect of Common Shares owned, directly or indirectly, by Fortress, for the benefit of the Lender.

RISK FACTORS

An investment in the Debt Shares is speculative and involves a high degree of risk due to the nature of the Company’s business.
You
should carefully consider the risks described below, which are qualified in their entirety by reference to, and must be read in conjunction with, the other information contained in this Prospectus Supplement, the Prospectus and the information incorporated by reference herein and therein (and in particular, the risk factors discussed under the heading “Risk Factors” beginning at page 18 of the Mogo Finance AIF, as defined herein, and beginning at page 19 of the Company AIF, as defined herein).

The risks and uncertainties described in this Prospectus Supplement, the Prospectus and the information incorporated by reference herein and therein are those we currently believe to be material, but they are not the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows and consequently the price of the our publicly traded securities could be materially and adversely affected. In all these cases, the trading price of our publicly traded securities could decline, and investors could lose all or part of their investment.

S-9

The market price for our publicly traded securities may be volatile and your investment could suffer a decline in value.

The market price of our publicly traded securities could be subject to significant fluctuations. Some of the factors that may cause the market price of our publicly traded securities to fluctuate include:

•	volatility in the market price and trading volume of comparable companies;

•	actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	short sales, hedging and other derivative transactions in our securities;

•	litigation or regulatory action against us;

•	investors’ general perception of us and the public’s reaction to our press releases, our other public announcements and our filings with securities regulators, including our financial statements;

•	publication of research reports or news stories about us, our competitors or our industry;

•	positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	changes in general political, economic, industry and market conditions and trends;

•	sales of our securities by existing shareholders;

•	recruitment or departure of key personnel;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and

•	the other risk factors described in this section of this Prospectus Supplement and in the Prospectus.

Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Company by those institutions, which could materially adversely affect the trading price of our publicly traded securities. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of our publicly traded securities may be materially adversely affected.

In addition, broad market and industry factors may harm the market price of our publicly traded securities. Hence, the market price of our publicly traded securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our securities regardless of our operating performance. In the past, following a significant decline in the market price of a company’s securities, there have been instances of securities class action litigation having been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, and our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

Future sales or issuances of securities could decrease the value of existing securities, dilute investors’ voting power and reduce our earnings per share.

We may sell additional securities in subsequent offerings and may issue additional securities to finance operations, acquisitions or other projects. We have a large number of authorized but unissued Common Shares. We cannot predict the size of future sales and issuances of securities or the effect, if any, that such future sales and issuances of securities will have on the market price of the securities. Sales or issuances of a substantial number of securities, or the perception that such sales could occur, may adversely affect prevailing market prices for securities. With any additional sale or issuance of Common Shares (including securities convertible into Common Shares), investors will suffer dilution of their voting power and may experience dilution in our earnings per share.

S-10

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the
Business Corporations Act
(British Columbia), that the majority of our officers and directors are residents of Canada, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for you to effect service of process within the United States on certain of our directors and officers or enforce judgments obtained in the United States courts against us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that we are classified as a “passive foreign investment company” (“
PFIC
”) for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. The Company may be a PFIC in one or more prior tax years, in the current tax year and in subsequent tax years. Prospective investors should consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell securities of Mogo as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the Common Shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

S-11

USE OF PROCEEDS

The Company will not receive any of the proceeds related to the distribution of the Debt Shares, as the Debt Shares are being issued to Fortress to settle a portion of the Prepayment Premium, in the amount of $1,000,000. See “Recent Developments” and “Plan of Distribution”.

PLAN OF DISTRIBUTION

The Company is issuing 306,842 Debt Shares to Fortress at a deemed price of $3.259 per Debt Share. The Deemed Price is equal to the “market price” (as defined by the TSX) of the Common Shares on February 27, 2020, and was determined by the Company and Fortress through arm’s length negotiations.

No securities will be issued to any person other than Fortress pursuant to this Prospectus Supplement. The Company is issuing the Debt Shares without any underwriting discounts or commissions. The Company has applied to list the Debt Shares distributed under this Prospectus Supplement on the TSX and NASDAQ. Listing of the Debt Shares will be subject to the Company fulfilling all of the requirements of the TSX and NASDAQ, respectively.

NO UNDERWRITER HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT. THE COMPANY HAS NOT ENGAGED IN THE BUSINESS OF TRADING AND ADVISING IN SECURITIES WITH RESPECT TO THE DISTRIBUTION OF THE DEBT SHARES.

DESCRIPTION OF THE SECURITIES DISTRIBUTED

This offering consists of 306,842 Debt Shares.

Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares of the Company (the “
Preferred Shares
”). As at the date of this Prospectus Supplement, there are 27,563,762 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

Each Common Share entitles its holder to notice of and to one vote at all meetings of the Company’s shareholders. Each Common Share is also entitled to receive dividends if, as and when declared by the Company’s Board of Directors (the “
Board
”). Holders of Common Shares are, subject to the rights and priorities of holders of Preferred Shares, entitled to participate in any distribution of the Company’s net assets upon liquidation, dissolution or winding-up of the Company on an equal basis per Common Share.

Advance Notice Provisions

We have included certain advance notice provisions with respect to the election of our directors in our articles (the “
Advance Notice Provisions
”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of Board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

S-12

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days and not more than 65 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “
Notice Date
”) is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

Dividend Policy

The holders of Common Shares are entitled to receive distributions as and when declared from time to time on the Common Shares by the Board, acting in its sole discretion, out of the Company’s assets properly available for the payment of dividends.

On February 27, 2019, the Board declared the Company’s first ever special dividend of $0.10 per Common Share, payable in cash. The Company intends to reinvest all future earnings in order to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on the Common Shares in the foreseeable future. The declaration of any future dividends by the Board will be dependent on the Company’s earnings, liquidity position, financial condition and capital requirements, as well as any other factors deemed relevant by the Board.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the consolidated share and loan capital of Mogo from September 30, 2019 to the date of this Prospectus Supplement

S-13

PRIOR SALES

In the 12 months prior to the date of this Prospectus Supplement, the Company has issued the following securities:

Date	Price per Security ($)	Number of Securities Issued
Common Shares issued in connection with the Arrangement:
June 21, 2019	$4.74	21,552,242

Common Shares issued in connection with convertible debentures:
June 26, 2019	$5.00	10,000
July 5, 2019	$5.00	3,000
December 2, 2019	$3.68	171,961

Common Shares issued upon exercise of stock options:
June 27, 2019	$1.78	458
June 27, 2019	$2.10	333
July 4, 2019	$1.78	8,105
July 4, 2019	$3.21	633
July 4, 2019	$2.45	7,916
July 15, 2019	$4.21	44
August 23, 2019	$1.78	752
August 23, 2019	$3.21	2,322
November 4, 2019	$2.45	1,979
November 18, 2019	$1.78	2,312
November 29, 2019	$1.78	770
December 18, 2019	$2.50	43,333
February 3, 2020	$1.78	555
February 6, 2020	$1.78	2,111
February 6, 2020	$3.21	3,333

Common Shares issued for vested Restricted Share Units:
July 4, 2019	$4.24	1,250
August 19, 2019	$3.40	24,532

S-14

PRICE RANGE AND TRADING VOLUMES

The Common Shares are listed and posted for trading on the TSX under the symbol “MOGO” and on the NASDAQ under the symbol “MOGO”. On June 21, 2019, we completed the Arrangement with Mogo Finance, pursuant to which each Mogo Finance Share outstanding immediately prior to the Arrangement, other than Mogo Finance Shares already held by us, was exchanged for one Common Share. The following tables set forth the reported price range and average daily volume of trading of the Common Shares during the 12 months preceding the date of this Prospectus Supplement, as well as the reported price range and average daily volume of trading of the Mogo Finance Shares from February 2019 to the day prior to completion of the Arrangement.

Common Shares

	TSX (prices in Canadian dollars)		NASDAQ (prices in U.S. dollars)
	Price Range (low - high)	Average Volume	Price Range (low - high)	Average Volume
February 1 to 27, 2020	$3.12 – 3.64	22,287	$2.34 – 2.80	9,155
January 2020	$3.29 – 3.80	20,387	$2.53 – 3.02	14,063
December 2019	$3.16 – 3.85	27,792	$2.40 – 2.96	13,900
November 2019	$3.42 – 4.02	18,169	$2.55 -3.05	9,580
October 2019	$3.84 – 4.90	36,353	$2.81 – 3.80	6,394
September 2019	$3.71 – 4.75	55,627	$2.61 – 3.88	12,762
August 2019	$3.15 – 4.20	38,016	$2.18 – 3.15	24,333
July 2019	$3.58 – 4.40	30,023	$2.75 – 3.62	13,095
June 2019	$4.31 – 5.17	17,874	$3.28 – 4.03(1)	1,106	(1)
May 2019	$4.35 – 5.20	3,772	-	-
April 2019	$3.74 – 5.10	40,922	-	-
March 2019	$4.21 – 5.14	1,484	-	-
February 2019	$3.82 – 5.09	12,884	-	-
_____________
(1) The Common Shares were not listed on NASDAQ prior to completion of the Arrangement on June 21, 2019. Accordingly, these figures reflect price range and average volume for the period June 21 to 30, 2019.

S-15

Mogo Finance Shares

	TSX (prices in Canadian dollars)		NASDAQ (prices in U.S. dollars)
	Price Range (low - high)	Average Volume	Price Range (low - high)	Average Volume
June 1 to 20, 2019	$4.41 – 5.00	45,814	$3.25 – 4.05	13,359
May 2019	$4.09 – 5.23	85,425	$3.03 – 4.00	24,044
April 2019	$3.02 – 5.13	180,470	$2.26 – 3.82	26,805
March 2019	$3.04 – 3.80	48,296	$2.22 – 2.90	9,920
February 2019	$2.90 – 3.25	57,031	$2.17 – 2.71	10,900

The closing price of the Common Shares on the TSX and NASDAQ on February 27, 2020 was $3.20 and US$2.51, respectively.

LEGAL MATTERS

Certain legal matters relating to the distribution of the Debt Shares will be passed upon on behalf of the Company by Stikeman Elliott LLP with respect to Canadian legal matters. Latham & Watkins LLP is representing the Company with respect to U.S. legal matters. As at the date hereof, the partners and associates, as a group, of Stikeman Elliott LLP, own, directly or indirectly, less than 1% of the Common Shares.

ADDITIONAL INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 relating to the Debt Shares. This Prospectus Supplement and the accompanying Prospectus, which constitute a part of the registration statement, do not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information.

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to certain of the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. A free copy of any public document filed by Mogo with the SEC's Electronic Data Gathering and Retrieval (EDGAR) system is available from the SEC's website at
www.sec.gov
.

You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedar.com.

S-16

ENFORCEABILITY OF CIVIL LIABILITIES

We are continued and governed under the laws of British Columbia. Most of our officers and directors and most of the experts named in this Prospectus Supplement are resident outside of the United States, and a majority of their assets, and the assets of Mogo, are located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under U.S. federal securities laws. Mogo has been advised by Stikeman Elliott LLP, its Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. Mogo has also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Mogo has filed with the SEC, concurrently with the filing of its U.S. Registration Statement on Form F-10 relating to this Prospectus Supplement, an appointment of agent for service of process on Form F-X. Under the Form F-X, Mogo appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Mogo in a U.S. court arising out of or related to or concerning an offering, purchase or sale of the Debt Shares.

S-17

As filed with the Securities and Exchange Commission on December 5, 2019

Registration No. 333-234582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Mogo Inc.
(Exact name of Registrant as specified in its charter)

Not applicable
(Translation of Registrant’s name into English (if applicable))

British Columbia	6199	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

2100-401 West Georgia St.
Vancouver, British Columbia V6B 5A1, Canada
(604) 659-4380
(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
28 Liberty Street
New York, NY 10005
(212) 590-9070
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Michael G. Urbani Stikeman Elliott LLP Suite 1700 -666 Burrard Street Vancouver, British Columbia V6C 2X8, Canada (604) 631-1340	Gregory Feller Mogo Inc. 2100-401 West Georgia St. Vancouver, British Columbia V6B 5A1, Canada (604) 659-4380	Daniel B. Eng Lewis Brisbois Bisgaard & Smith LLP 333 Bush Street, Suite 1100 San Francisco, CA 94104 (415) 262-8508

Approximate date of commencement of proposed sale of the securities to the public
:
From time to time after the effective date of this Registration Statement.

Province of British Columbia
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.
☒

Explanatory Note: The Registrant hereby amends its Registration Statement on Form F-10 (333-234582) filed with the Commission on November 8, 2019 (the “
Original Registration Statement
”) to include the final short form base shelf prospectus filed with the Canadian securities commissions on the date hereof, relating to the future offering of securities of the Registrant in Canada and the United States.

The Registrant previously paid the registration fee of U.S. $9,849.00, in relation to the registration of up to U.S. $75,878,291.00 aggregate maximum offering price of securities with the Original Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada except Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & General Counsel of Mogo Inc. at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1, telephone: (604) 659-4380, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 5, 2019

MOGO INC.

$100,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants
Units

Mogo Inc. (“
Mogo
”, the “
Company
”, “
us
” or “
we
”) may offer and issue from time to time common shares of the Company (the “
Common Shares
”), preferred shares of the Company (the “
Preferred Shares
”, and together with Common Shares, the “
Shares
”), debt securities (the “
Debt Securities
”), warrants to purchase Shares or Debt Securities (the “
Warrants
”), or any combination thereof (the “
Units
”, and collectively with all of the foregoing, the “
Securities
”), up to an aggregate offering price of $100,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the 25-month period that this short form base shelf prospectus (this “
Prospectus
”), including any amendments hereto, remains effective.

The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (each, a “
Prospectus Supplement
”).

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of distribution of the Securities to which the Prospectus Supplement pertains. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the maturity date, whether payment on the Debt Securities will be senior or subordinated to the Company’s other liabilities and obligations, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rates, any conversion or exchange rates attached to the Debt Securities, whether the Company may redeem the Debt Securities at its option and any other specific terms; (iv) in the case of Warrants, the designation, number and terms of the Shares or Debt Securities issuable upon exercise of the Warrants, the offering price, the currency, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; and (v) in the case of Units, the designation, number of Securities comprising the Units, the offering price, the currency and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

The outstanding Common Shares of the Company are listed and posted for trading on the Toronto Stock Exchange (“
TSX
”) under the symbol “MOGO” and on the Nasdaq Capital Market (“
NASDAQ
”) under the symbol “MOGO”, and 10.0% convertible senior secured debentures (the “
Convertible Debentures
”) of the Company are listed and posted for trading on the TSX under the symbol “MOGO.DB”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares and the Convertible Debentures will not be listed on any securities exchange.
There is no market through which the Securities, other than the Common Shares and the Convertible Debentures, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Lewis Brisbois Bisgaard & Smith LLP, with respect to U.S. legal matters.

An investment in the Securities is subject to a number of significant risks that should be considered by a prospective purchaser. Prospective investors should carefully consider the risk factors described under “Risk Factors”, in the documents incorporated by reference herein, and in the applicable Prospectus Supplement.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Annual financial statements for the year ended December 31, 2018 included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of a foreign country, that some or all of our officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in this Prospectus or any Prospectus Supplement may by residents of a foreign country and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investors should be aware that the
acquisition, holding or disposition of the Securities described herein may have tax consequences both in the United States and in Canada
.
Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein.
You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities
and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. The Company may offer and sell Securities to, or through, underwriters and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market” distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

The financial information of the Company contained in the documents incorporated by reference herein are presented in Canadian dollars.
In this Prospectus, references to “$” and “C$” are to Canadian dollars and references to US$ are United States dollars.

Gregory Feller, a director of the Company and the Company’s President and Chief Financial Officer, resides outside of Canada. Mr. Feller has appointed 152928 Canada Inc., Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process.

Our head office is located at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1. Our registered office is located at Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8.

About this Prospectus	1	Consolidated Capitalization	23
Where You Can Find More Information	2	Earnings Coverage	23
Documents Filed as Part of the U.S. Registration Statement	4	Risk Factors	24
Forward-Looking Information	5	Certain Canadian Federal Income Tax Considerations	28
Our Company	10	Certain U.S. Federal Income Tax Considerations	28
Description of Share Capital	11	Legal Matters	36
Description of Debt Securities	13	Legal Proceedings	36
Description of Warrants	18	Auditor, Transfer Agent and Registrar	36
Description of Units	20	Purchasers’ Statutory and Contractual Rights of Withdrawal and Rescission	36
Prior Sales	21	Enforceability of Judgments	37
Trading Price and Volume	21	Certificate of the Issuer	C-1
Use of Proceeds	21
Plan of Distribution	21

ABOUT THIS PROSPECTUS

Unless otherwise noted or the context otherwise indicates, “Mogo”, the “Company”, “us” or “we” refer to Mogo Inc. and its subsidiaries and predecessors, including Mogo Finance Technology Inc. (“
Mogo Finance
”). On June 21, 2019, we completed our previously announced plan of arrangement (the “
Arrangemen
t”) with Mogo Finance. In connection with the Arrangement, the Company was continued into British Columbia and changed its name to Mogo Inc. The Arrangement is accounted for as a reverse acquisition of the Company by Mogo Finance under IFRS 3 - Business combinations, and accordingly, beginning with the second quarter of 2019, the Company’s financial statements, management’s discussion and analysis and all other documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada reflect the continuing operations of Mogo Finance. See “
Our Company - Business Combination between Mogo (formerly Difference) and Mogo Finance
” for more information regarding the Arrangement.

An investor should rely only on the information contained in this Prospectus, any applicable Prospectus Supplement and the information incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide investors with additional or different information. The information contained on
mogo.ca
is not included in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. Any graphs, tables or other information demonstrating our historical performance or of any other entity contained in this Prospectus or any applicable Prospectus Supplement or the information incorporated by reference in this Prospectus or any applicable Prospectus Supplement are intended only to illustrate past performance and are not necessarily indicative of our future performance or that of any other entity. The information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of such documents, regardless of the time of delivery of such documents or of any sale of the Securities.

This Prospectus is part of a registration statement on Form F-10 (the “
U.S. Registration Statement
”) relating to our Securities that we have filed or will file with the SEC. Under the U.S. Registration Statement, we may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $100,000,000. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the U.S. Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Where You Can Find More Information”.
This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to Mogo and the Securities.

This Prospectus and the information incorporated herein by reference include certain trade names and trademarks which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights to these trademarks and trade names.

1

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & General Counsel of Mogo Inc. at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1, telephone: (604) 659-4380, and are also available electronically at
www.sedar.com
.

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and in accordance therewith file reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. You may read any document that we file with or furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street N.E., Washington D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at
www.sec.gov for further information about the public reference room. As well, a free copy of any public document filed by Mogo with the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system is available from the SEC’s website at www.sec.gov.

Under the short form prospectus system adopted by the securities commissions and other regulatory authorities in each of the provinces and territories of Canada, we are permitted to incorporate by reference the information we file with securities commissions in Canada, which means that we can disclose important information to you by referring you to those documents. Our following documents, filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	Mogo Finance’s annual information form dated March 26, 2019 for the year ended December 31, 2018 (the “ Mogo Finance AIF ”);

(b)	The Company’s annual information form dated April 1, 2019 for the year ended December 31, 2018 (the “ Company AIF ”);

(c)
Mogo Finance’s audited annual consolidated financial statements for the fiscal year ended December 31, 2018, together with the notes thereto and the independent auditors' report thereon (the "
Mogo Finance 2018 Annual Financials
");

(d)	The Company’s audited annual consolidated financial statements for the fiscal year ended December 31, 2018, together with the notes thereto and the independent auditors’ report thereon (the "
Company 2018 Annual Financials
");

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(e)	Mogo Finance’s management’s discussion and analysis for the fiscal year ended December 31, 2018 (the “ Mogo Finance Annual MD&A ”);

(f)	The Company’s management’s discussion and analysis for the fiscal year ended December 31, 2018;

(g)	The Company’s unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2019;

(h)	The Company’s management’s discussion and analysis for the three and nine months ended September 30, 2019 (the “ Q3 MD&A ”);

(i)
Mogo Finance’s management information circular dated May 13, 2019 prepared in connection with the annual and special meeting of the shareholders of Mogo Finance held on June 18, 2019 (the “
Mogo Finance Circular
”), excluding the opinion contained under the heading
"Particulars of Matters to be Acted Upon – The Arrangement – Certain Canadian Federal Income Tax Considerations
" and the written fairness opinion prepared for the special committee of the board of directors of Mogo Finance (attached as Appendix J), each prepared in connection with the Arrangement;

(j)
The Company’s management information circular dated May 13, 2019 prepared in connection with the annual and special meeting of the shareholders of the Company held on June 18, 2019 (the “
Company Circular
”), excluding the written fairness opinion prepared for the special committee of directors of the Company (attached as Schedule "M") in connection with the Arrangement;

(k)	Mogo Finance’s material change report dated April 18, 2019 announcing the arrangement agreement between Mogo Finance and Mogo to combine their businesses by way of the Arrangement;

(l)	Mogo Finance’s material change report dated July 2, 2019 announcing the completion of the Arrangement;

(m)	The Company’s material change report dated April 24, 2019 announcing the arrangement agreement between Mogo Finance and Mogo to combine their businesses by way of the Arrangement; and

(n)	The Company’s material change report dated June 21, 2019 announcing the completion of the Arrangement.

Any documents of the type referred to in Item 11.1 of Form 44-101F1 of National Instrument 44-101
- Short Form Prospectus Distributions
subsequently
filed by us with the various securities commissions or similar authorities in Canada after the date of this Prospectus and until the expiry of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.
To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC by the Company pursuant to the Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the U.S. Registration Statement of which it forms a part, other information from documents that the Company will file with or furnish to the SEC under the Exchange Act, if and to the extent expressly provided therein.

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A Prospectus Supplement containing the specific terms for an issue of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the Securities issued under that Prospectus Supplement.

Upon a new annual information form and related annual financial statements and management’s discussion and analysis relating thereto being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or forms, as the case may be, annual and interim financial statements and management’s discussion and analysis relating thereto and material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management proxy circular relating to an annual meeting of shareholders of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the Mogo Finance Circular and the Company Circular, or any other management information circular relating to the preceding annual meeting of shareholders, as the case may be, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not constitute a part of this Prospectus, except as so modified or superseded
.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the U.S. Registration Statement of which this Prospectus forms a part. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

•	the documents listed under “Where You Can Find More Information” in this Prospectus;

•	the consent of MNP LLP, Mogo Finance’s former independent auditors;

•	the consent of MNP LLP, the Company’s former independent auditors;

•	the consent of Stikeman Elliott LLP, the Company’s Canadian counsel; and

•	powers of attorney of the Company’s directors and officers, as applicable.

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A copy of the form of warrant indenture or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the Exchange Act.

FORWARD-LOOKING INFORMATION

This Prospectus and any Prospectus Supplement may contain “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects”, “does not expect”, “is expected”, “scheduled”, “estimates”, “outlook”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Discussions containing forward-looking information may be found, among other places, under “Our Business”, “Use of Proceeds”, “Risk Factors” and “Plan of Distribution”, in sections of any Prospectus Supplement and in sections of the documents which are incorporated herein by reference.

This forward-looking information includes, among other things, statements relating to:

•	the Company’s expectations regarding its revenue (including loan interest), expenses and operations, key performance indicators, provision for loan losses (net of recoveries) and delinquencies ratios;

•	the Company’s anticipated cash needs and its needs for additional financing, funding costs, ability to extend or refinance any outstanding amounts under the Company’s credit facilities;

•	the Company’s ability to protect, maintain and enforce its intellectual property;

•	third-party claims of infringement or violation of, or other conflicts with, intellectual property rights;

•	the resolution of any legal matters;

•	the Company’s plans for and timing of expansion of its products and services;

•	the Company’s future growth plans;

•	the acceptance by the Company’s customers and the marketplace of new technologies and solutions;

•	the Company’s ability to attract new members and develop and maintain existing members;

5

•	the Company’s ability to attract and retain personnel;

•	the Company’s expectations with respect to advancement of its product offering;

•	the Company’s competitive position and the regulatory environment in which the Company operates;

•	anticipated trends and challenges in the Company’s business and the markets in which it operates;

•	the Company’s historical investment approach, objectives and strategy, including its focus on specific sectors;

•	the structuring of its investments and its plans to manage its investments;

•	the Company’s expectations regarding the performance of certain sectors in which it has invested; and

•	the completion of any offering.

This forward-looking information and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that are discussed in greater detail or incorporated by reference in the section entitled “Risk Factors” or elsewhere in, or incorporated by reference into this Prospectus or any applicable Prospectus Supplement, including risks relating to:

•	our limited operating history in an evolving industry;

•	our recent, rapid growth;

•	our history of losses;

•	our efforts to expand our market reach and product portfolio;

•	changes in the regulatory environment or in the way regulations are interpreted;

•	privacy considerations;

•	economic conditions;

•	material changes to the interest rate charged to our members and paid to our lenders;

•	disruptions in the credit markets;

•	an increase in member default rates;

•	our negative operating cash flow;

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•	our ability to access additional capital through issuances of equity and debt securities;

•	the concentration of our debt funding sources and our ability to access additional capital from those sources;

•	the financial covenants under our credit facilities;

•	security breaches of members’ confidential information;

•	our ability to collect payment on our loans and maintain accurate accounts;

•	a decline in demand for our products;

•	our products achieving sufficient market acceptance;

•	protecting our intellectual property rights;

•	claims by third parties for alleged infringement of their intellectual property rights;

•	the use of open source software and any failure to comply with the terms of open source licenses;

•	serious errors or defects in our software and attacks or security breaches;

•	the reliability of our credit scoring model;

•	access to reliable third-party data;

•	our risk management efforts;

•	our levels of indebtedness;

•	the adequacy of our allowance for loan losses;

•	exchange rate fluctuations;

•	our marketing efforts and ability to increase brand awareness;

•	member complaints and negative publicity;

•	misconduct and/or errors by our employees and third-party service providers;

•	our ability to collect payment on and service the loans we make to our members;

•	our reliance on data centers to deliver our services and any disruption thereof;

•	competition in our industry;

•	the reliability of information provided by our members;

•	our reliance on key personnel, and in particular, our management;

•	competition for employees;

7

•	preserving our corporate culture;

•	risks related to litigation;

•	earthquakes, fire, power outages, flood, and other catastrophic events, and interruption by man-made problems such as terrorism;

•	volatility in the market price for our publicly traded securities;

•	future sales of our securities by existing shareholders causing the market price for our publicly traded securities to fall;

•	no cash dividends for the foreseeable future;

•	our trading price and volume declining if analysts publish inaccurate or unfavourable research about us or our business;

•	risks related to operating in the cryptocurrency industry;

•	risks related to the Company’s investment portfolio including:

o	investment risk;

o	our ability to monetize the portfolio given investments in private issuers and illiquid securities;

o	foreign currency exposure if investments in the Company’s portfolio consist of securities denominated in foreign currencies;

o	concentration of investments;

o	there is no guaranteed return on the Company’s investments;

o	intellectual property claims against issuers that the Company invests in;

o	the Company’s portfolio may include securities of issuers established in jurisdictions outside of Canada and the U.S.;

o	some investments of the Company may be in markets that are new and emerging;

o	fluctuation in NAV and valuation of the Company’s portfolio;

o	non-controlling interests;

o	trading costs; and

o	the Company may be limited in its ability to make follow-on investments and the dilution in the Company’s holdings resulting from a failure to make such follow-on investments; and

•	the other factors discussed under “Risk Factors” in the Mogo Finance AIF and the Company AIF.

8

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” in this Prospectus, any applicable Prospectus Supplement, the Mogo Finance AIF, and the Company AIF should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and any applicable Prospectus Supplement, and in the information incorporated by reference in this Prospectus and any applicable Prospectus Supplement represents our expectations as of the date of this Prospectus and any Prospectus Supplement, as applicable (or as the date they are otherwise stated to be made), and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking information contained in this Prospectus and any Prospectus Supplement and in the information incorporated by reference in this Prospectus and any Prospectus Supplement is expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus and any applicable Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Securities.

9

OUR COMPANY

Business of the Company

Mogo - a financial technology company - offers a finance app that empowers consumers with simple solutions to help them get in control of their financial health. Financial health continues to be the #1 source of stress across all demographics and highest among millennials. At Mogo, users can sign up for a free account in only three minutes and get access to six products and solutions that help them monitor their credit score, protect themselves from identity fraud, control their spending, and borrow responsibly. The Mogo platform has been purpose-built to deliver a best-in-class digital experience, with best-in-class products all through one account. With more than 925,000 members and a marketing partnership with Canada’s largest news media company, Mogo continues to execute on its vision of becoming the go-to financial app for the next generation of Canadians. To learn more, please visit mogo.ca or download the mobile app (iOS or Android).

Business Combination between Mogo (formerly Difference) and Mogo Finance

On June 21, 2019, Mogo (referred to in this section prior to the Arrangement as “
Difference
”, and following the Arrangement as the “
Combined Entity
”) and Mogo Finance combined their businesses pursuant to a statutory plan of arrangement under Section 288 of the
Business Corporations Act
(British Columbia) (the “
BCBCA
”). The Arrangement became effective at 12:01 a.m. (PST) on June 21, 2019 (the “
Effective Time
”).

Under the Arrangement, Mogo Finance was amalgamated with a wholly-owned subsidiary of Difference and each Mogo Finance common share (each a “
Mogo Finance Share
”) outstanding immediately prior to the Arrangement, other than Mogo Finance Shares held by Difference, was exchanged for one common share of the Combined Entity. Prior to the Arrangement, Difference continued from a corporation existing under the
Canada Business Corporations Act
(“
CBCA
”)
to a corporation existing under the BCBCA (the “
Continuance
”). On completion of the Arrangement, former Mogo Finance shareholders owned approximately 80% of the Combined Entity, on a fully diluted basis and, as discussed below, the former directors of Mogo Finance make up a majority of the directors of the Combined Entity and the former officers of Mogo Finance became officers of the Combined Entity. In connection with the Arrangement, all of Mogo Finance’s outstanding convertible securities became exercisable or convertible, as the case may be, for Common Shares of the Combined Entity in accordance with the provisions thereof.

Of the subsidiary and associates reported in the Company 2018 Annual Financials, the wholly owned subsidiary, Difference RM Holding Corp., was liquidated on June 20, 2019, and the associates, Gotham Analytics, LLC and WG Limited, were acquired by Mogo Finance through the business combination. As part of the purchase price allocation, Mogo assigned a nominal value to these interests in these associates.

Common Shares of the Combined Entity began trading on the TSX under the trading symbol “MOGO” in place of the Difference common shares at the open of trading on June 25, 2019. In addition, the Combined Entity was treated as a successor in interest to Mogo Finance and, as such, the Combined Entity was listed on the NASDAQ under the symbol “MOGO”. Mogo Finance Shares were delisted from the TSX on the close of trading on June 24, 2019. Mogo Finance Shares and common shares of Difference traded between June 21st and June 25th were automatically settled for Common Shares of the Combined Entity.

Following the completion of the Arrangement, the board of directors of the Combined Entity was reconstituted and now consists of David Feller (Chairman and CEO), Gregory Feller (President and CFO), Michael Wekerle, Minhas Mohamed and Kees Van Winters. The Arrangement provided the Combined Entity with immediate access to cash and Difference’s portfolio of investments which includes some of the premier private technology companies in Canada, which collectively had an estimated fair market value of approximately $24 million as of December 31, 2018.

Prior to the completion of the Arrangement, Mogo Finance had outstanding certain Debt Securities issued under the Debenture Indenture. These Debt Securities were listed on the TSX under the symbol “MOGO.DB” (the “
Mogo Finance Debentures
”). In connection with the Arrangement, each Mogo Finance Debenture was exchanged for a Convertible Debenture of the Combined Entity as further set out in the First Supplemental Indenture. The Convertible Debentures have equivalent terms as the Mogo Finance Debentures for which they were exchanged and are convertible into Common Shares of the Combined Entity. The Mogo Finance Debentures were delisted from the TSX on the close of trading on June 24, 2019 and the Convertible Debentures commenced trading under the same symbol, “MOGO.DB,” at the open of trading on June 25, 2019.

10

Corporate Structure

The Company was incorporated by letters patent under the laws of Canada on January 14, 1972 under the name “Eskimo International Resources Limited.” On August 17, 1972, the Company changed its name to “Natalma Mines Limited” by supplementary letters patent. The Company was continued under the CBCA by articles of continuance dated November 19, 1979. On May 4, 1983 the Company’s name was changed to “Tonka Resources Inc.” The Company underwent several name changes between 1988 and 2013. On June 13, 2013, the Company changed its name to “Difference Capital Financial Inc.” As detailed above under “-- Business Combination between Mogo (formerly Difference) and Mogo Finance”, in April of 2019 the Company announced the Arrangement, being a business combination with Mogo Finance by way of a statutory plan of arrangement. On June 21, 2019, the Company changed its name to “Mogo Inc.” following the Arrangement. Prior to completing the Arrangement, the Company was continued in British Columbia under the BCBCA.

Mogo Finance was incorporated under the
Company Act
on August 26, 2003 as 675909 B.C. Ltd. and transitioned under the BCBCA on May 4, 2005. Mogo Finance’s name was changed several times, the last of which occurred on June 1, 2012 when its name was changed from “Hornby Management Inc.” to the current name, “Mogo Finance Technology Inc.” Following the completion of the Arrangement, as further described above under the heading “-- Business Combination between Mogo (formerly Difference) and Mogo Finance”, Mogo Finance became a wholly-owned subsidiary of the Company.

Mogo’s head office is located at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1 and its registered office is located at Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8.

Mogo has a number of direct and indirect subsidiaries including Mogo Finance which operates Mogo’s digital account, mobile application, web application, free credit score monitoring, identity fraud protection, and prepaid Visa card. In addition, the following material subsidiaries are each wholly owned by Mogo Finance:

•	Mogo Financial Inc. was incorporated under the laws of the Province of Manitoba on September 10, 2003 and operates Mogo’s online lending platform.

•	Mogo Mortgage Technology Inc. was incorporated under the laws of the Province of British Columbia on April 22, 2016 and operates Mogo’s online mortgage brokerage platform.

•	Mogo Wealth Technology Inc. was incorporated under the laws of the Province of British Columbia on December 4, 2018 and operates Mogo’s products and services related to wealth management.

DESCRIPTION OF SHARE CAPITAL

The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles (“
Articles
”).

Our authorized share capital consists of an unlimited number of Common
Shares and an unlimited number of preferred shares of the Company (the “
Preferred Shares
”). As at the date of this Prospectus, there are 27,339,387 Common Shares and no Preferred Shares issued and outstanding.

11

Common Shares

Each Common Share entitles its holder to notice of and to one vote at all meetings of the Company’s shareholders. Each Common Share is also entitled to receive dividends if, as and when declared by the Company’s Board of Directors (the “
Board
”). Holders of Common Shares are, subject to the rights and priorities of holders of Preferred Shares, entitled to participate in any distribution of the Company’s net assets upon liquidation, dissolution or winding-up of the Company on an equal basis per Common Share.

Advance Notice Provisions

We have included certain advance notice provisions with respect to the election of our directors in our Articles (the “
Advance Notice Provisions
”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of Board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days and not more than 65 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “
Notice Date
”) is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

Dividend Policy

The holders of Common Shares are entitled to receive distributions as and when declared from time to time on the Common Shares by the Board, acting in its sole discretion, out of the Company’s assets properly available for the payment of dividends.

On February 27, 2019, the Board declared the Company’s first ever special dividend of $0.10 per Common Share, payable in cash. Following the Arrangement, the Company intends to reinvest all future earnings in order to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on the Common Shares in the foreseeable future. The declaration of any future dividends by the Board will be dependent on the Company’s earnings, liquidity position, financial condition and capital requirements, as well as any other factors deemed relevant by the Board.

During the last three financial years, the Company has declared and paid cash dividends per Common Share as noted below:

Record Date	Payment Date	Dividend per Common Share
March 22, 2019	April 5, 2019	$0.10

Mogo Finance has not previously declared or paid any dividends on the Mogo Finance Shares.

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Preferred Shares

We may issue Preferred Shares from time to time in one or more series. The Board is authorized to fix the number of Preferred Shares of each series, and to determine for each series, the designation, rights, privileges, restrictions and conditions, including dividend rates, redemption prices, conversion rights and other matters. Among other things, each series of Preferred Shares, upon determination by the Board, may or may not carry voting rights and may or may not be convertible into another class or series of shares of the Company.

So long as any Preferred Shares are outstanding, the holders of the Preferred Shares of each series shall rank both with regard to dividends and return of capital in priority to the holders of the Common Shares and in priority to any other shares ranking junior to the Preferred Shares, and the holders of the Preferred Shares of each series may also be given such other preference over the holders of the Common Shares and any other shares ranking junior to the holders of the Preferred Shares as may be determined as to the respective series authorized to be issued. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and return of capital in the event of any distribution of assets of the Company among its shareholders arising on the liquidation, dissolution or winding up of the Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Debt Securities that we may offer under this Prospectus, which may be issued in one or more series. Debt Securities may be offered independently or together with other Securities. The following sets forth certain general terms and provisions of the Debt Securities offered under this Prospectus. The specified terms and provisions of the Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. The terms of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below.

General

Debt Securities may be issued in Canada (but not in the United States) under the Convertible Debenture Indenture dated as of June 6, 2017 (the “
Debenture Indenture
”), as supplemented by the First Supplemental Convertible Debenture Indenture dated June 21, 2019 (the “
First Supplemental Indenture
”), between us and Computershare Trust Company of Canada, as trustee (the “
Debenture Trustee
”). References to the Debenture Indenture herein shall be to the Debenture Indenture as supplemented by the First Supplemental Indenture, as the context so requires. Debt Securities may also be issued in either Canada or the United States under and governed by the terms of one or more other trust indentures (a “
Trust Indenture
”) between us and a debt security trustee or trustees (each, a “
Debt Security Trustee
”) that we will name in the relevant Prospectus Supplement, if applicable. Pursuant to the First Supplemental Indenture the Debenture Indenture was modified, inter alia
, as follows:

•	Mogo Finance was removed as a party to the Debenture Indenture and was replaced by the Company; and

•	The Debenture Indenture was amended to provide that any holder of Debt Securities under the Debenture Indenture will receive Common Shares in the Company in lieu of Mogo Finance Shares;

This summary of some of the provisions of the Debt Securities is not complete. The statements made in this Prospectus relating to a Trust Indenture, if any, and Debt Securities to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debenture Indenture or any Trust Indenture, if any and as applicable. Prospective investors should refer to the Debenture Indenture or the Trust Indenture, if any and as applicable. If applicable, we will file a Trust Indenture describing the terms and conditions of Debt Securities we are offering concurrently with the filing of the applicable Prospectus Supplement under which such Debt Securities are offered.

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The applicable Prospectus Supplement relating to any Debt Securities offered by us will describe the particular terms of those Debt Securities and include specific terms relating to the offering. This description will include, where applicable:

•	the designation and aggregate number of Debt Securities;

•	the price at which the Debt Securities will be offered;

•	the currency or currencies in which the Debt Securities will be offered and in which the principal, premium, if any, and interest, if any, will be paid;

•	the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the dates on which and the price or prices at which the Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

•	the right, if any, of holders of the Debt Securities to convert them into Common Shares or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Company;

•	any special or modified events of default or covenants with respect to the Debt Securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the Debt Securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the Debt Securities;

•	the effect of any merger, consolidation, sale or other disposition of our business on the Debt Securities and the Debenture Indenture or Trust Indenture, if any and as applicable;

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•	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Debt Securities will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Debt Securities; and

•	any other material terms or conditions of the Debt Securities.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

The Debt Securities will be senior or subordinated indebtedness of ours, as described in the relevant Prospectus Supplement. In the event of our insolvency or winding up, our subordinated indebtedness, including any subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all of our other liabilities (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

Debenture Indenture

The following is a description of the material terms of the Debenture Indenture as they pertain to the Debt Securities issued thereunder (the “
Existing Indenture Debt Securities
”). A copy of each of the Debenture Indenture and the First Supplemental Indenture has been filed with the relevant securities commissions or similar authorities. For greater certainty, in the event of any conflict between the summary provided in this Prospectus and the Debenture Indenture in respect of the terms of the Existing Indenture Debt Securities, the Debenture Indenture shall govern.

General

The Debenture Indenture provides that Existing Indenture Debt Securities may be issued thereunder from time to time in one or more series. Specific terms and conditions which apply to such series may be set out in a supplement to the Debenture Indenture. The Existing Indenture Debt Securities will be direct obligations of the Company. The Debenture Indenture does not limit the aggregate principal amount of Existing Indenture Debt Securities that may be issued under the Debenture Indenture and will not limit the amount of other indebtedness that we may incur. The Debenture Indenture provides that the Existing Indenture Debt Securities will be secured and the Company will provide a senior security interest over the Secured Assets (as defined below), subject only to the subordination of such security interest as described below and pursuant to the terms of the Debenture Indenture. The Existing Indenture Debt Securities will rank equally with one another, unless otherwise stated in a supplemental indenture to the Debenture Indenture.

Recourse against the Company under the security will be limited to the Secured Assets. The security granted in respect of the Existing Indenture Debt Securities will be limited to the Secured Assets and any Existing Indenture Debt Securities will rank subordinate to the Company’s present secured indebtedness with Fortress Credit Co LLC (“
Fortress”)
and any other future secured indebtedness of a similar nature, but will rank ahead of all other present and future secured and subordinated indebtedness and all future unsecured indebtedness of the Company.

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Subordination

The payment of the principal of, and Interest on, the Existing Indenture Debt Securities will be subordinated and postponed in right of payment, as set forth in the Debenture Indenture, to the prior payment in full of all senior indebtedness of the Company to Fortress under the Company’s existing senior secured credit facilities of up to $40 million and of up to $50 million, respectively, and any other future secured indebtedness constituting senior indebtedness, other than any indebtedness which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be pari passu
with, or subordinate in right of payment to, the Existing Indenture Debt Securities. The Existing Indenture Debt Securities will be subject to a subordination agreement with Fortress and any existing or future senior lender, in a form similar to the agreement that exists between Fortress and the Company’s existing subordinate debtholders. To the extent that any of the Company’s subsidiaries guarantee and/or provide security in respect to the Company’s obligations under senior indebtedness, the Existing Indenture Debt Securities will also be structurally subordinated to such senior lender’s recourse to such subsidiaries. The subordination agreement with Fortress will restrict the Company’s ability to make cash payments under the Debenture Indenture, without the consent of Fortress. Accordingly, if the Company is unable to obtain such consent, all payments under the Debenture Indenture will be made in freely-tradeable Common Shares, subject to TSX approval.

The Debenture Indenture provides that in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company, then the holders of indebtedness senior to the Existing Indenture Debt Securities will receive payment in full before the holders of Existing Indenture Debt Securities will be entitled to receive any payment on account of the indebtedness, liabilities and obligations of the Company under the Existing Indenture Debt Securities, whether on account of principal, premium, Interest or otherwise.

The Debenture Indenture also provides that no payment on account of the indebtedness, liabilities and obligations of the Company under the Existing Indenture Debt Securities, whether on account of principal, premium, Interest or otherwise, shall be made by the Company: (i) upon the occurrence of a default or an event of default with respect to any indebtedness senior to the Existing Indenture Debt Securities; (ii) upon the acceleration of the maturity of any such senior indebtedness; or (iii) when a payment would cause a default or event of default under any such senior indebtedness; unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or such acceleration has been rescinded, neither the Debenture Trustee nor the holders of Existing Indenture Debt Securities shall be entitled to demand, accelerate, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Company and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Existing Indenture Debt Securities after the happening of such a default or event of default or acceleration, and unless and until such default shall have been cured or waived or shall have ceased to exist or such acceleration has been rescinded, such payments shall be held in trust for the benefit of, and, if and when such senior indebtedness shall have become due and payable, shall be paid over to, the holders of such senior indebtedness until all such senior indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to holders of such senior indebtedness.

Security

Pursuant to the Debenture Indenture, the Existing Indenture Debt Securities will be secured by a general and continuing subordinate security interest, lien, charge, mortgage and encumbrance in all of the Company’s right, title and interest in and to all of the Company’s present and after-acquired personal property and all proceeds of whatsoever nature and kind and wherever situate, with the exception of certain excluded property and permitted encumbrances (the “
Secured Assets
”) pursuant to the Debenture Indenture. Recourse against the Company under the Debenture Indenture will be limited to the Secured Assets.

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Amalgamation, Mergers or Sale of Assets

The Debenture Indenture provides that the Company may not enter into a transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other person (the “
Successor
”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or other otherwise, unless:

(a)	prior to or contemporaneously with the consummation of such transaction the Company and the Successor shall have executed such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed all the covenants and obligations of the Company under the Debenture Indenture in respect of the Existing Indenture Debt Securities;

(ii)	the Existing Indenture Debt Securities will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of holders of Existing Indenture Debt Securities under the Debenture Indenture; and

(iii)	the Successor is incorporated under the law of a province or territory of Canada and in the case of an entity organized otherwise than under the laws of the Province of British Columbia, the Successor shall attorn to the jurisdiction of the courts of the Province of British Columbia;

(b)	such transaction, in the opinion of counsel, shall be on such terms as to preserve and not impair any of the rights and powers of the Trustee or of the Debentureholders under the Indenture; and

(c)	no condition or event shall exist as to the Company (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect to the transaction or immediately after the Successor shall become liable to pay the principal monies, premium, if any, Interest and other monies due or which may become due under the Indenture, which constitutes or would constitute an Event of Default;

provided, however, that, for the purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of transactions) of the properties or assets of one or more subsidiaries (other than to the Company or another wholly-owned subsidiary) which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company.

Upon the assumption of the Company’s obligations by the Successor in such circumstances, subject to certain exceptions, the Company will be relieved from all obligations and covenants under the Existing Indenture Debt Securities and the Debenture Indenture.

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Events of Default

The Debenture Indenture provides that an event of default (“
Event of Default
”) in respect of the Existing Indenture Debt Securities will occur if, among other things, any one or more of the following described events has occurred and is continuing with respect to such Existing Indenture Debt Securities: (a) failure for 15 days to pay Interest on such Existing Indenture Debt Securities when due; (b) failure to pay principal when due, whether at maturity, upon prepayment or conversion, by acceleration or otherwise; (c) default in the delivery, when due, of all cash and any securities of the Company or other consideration, payable upon conversion with respect to the Existing Indenture Debt Securities, which default continues for 15 days; (d) performance of any material covenant in the Indenture not cured within 30 days of the Company receiving written notice of such default; or (e) certain events with respect to the bankruptcy, insolvency, winding up or liquidation of the Company. If an Event of Default has occurred and is continuing, the Debenture Trustee may, in its discretion, and shall, upon the request in writing signed by the holders of not less than 25% of the principal amount of the Existing Indenture Debt Securities then outstanding, declare the principal of and Interest and premium, if any, on all outstanding Existing Indenture Debt Securities to be immediately due and payable. In certain cases, the holders of more than 50% of the principal amount of such Debentures then outstanding may, on behalf of all holders of Existing Indenture Debt Securities, waive any Event of Default and/or cancel any such declaration upon such terms and conditions as such holders of Existing Indenture Debt Securities shall prescribe.

Offers for Existing Indenture Debt Securities

The Debenture Indenture provides that if an offer is made for the Existing Indenture Debt Securities which is a take-over bid or issuer bid for Existing Indenture Debt Securities within the meaning of Multilateral Instrument 62-104 -
Take-Over Bids and Issuer Bids
and within the time provided in the offer or within 120 days after the date the offer is made, not less than 90% of the outstanding principal amount of the Existing Indenture Debt Securities (other than Existing Indenture Debt Securities beneficially owned or controlled at the date of the take-over bid or issuer bid, as applicable, by or on behalf of the offeror or associates, affiliates of the offeror or persons acting jointly or in concert with the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Existing Indenture Debt Securities held by the holders of Existing Indenture Debt Securities who did not accept the offer for the same consideration per Existing Indenture Debt Securities paid under such offer.

Modification

The rights of the holders of Existing Indenture Debt Securities may be modified in accordance with the terms of the Debenture Indenture. For that purpose, among others, the Debenture Indenture will contain certain provisions which will make binding on all holders of Existing Indenture Debt Securities resolutions passed at meetings of the holders of Existing Indenture Debt Securities by votes cast thereat by holders of not less than 66⅔% of the principal amount of the Existing Indenture Debt Securities present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66⅔% of the principal amount of the Existing Indenture Debt Securities then outstanding.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Shares or Debt Securities and may be issued in one or more series. Warrants may be offered independently or together with other Securities, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

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General

Warrants may be issued under and governed by the terms of one or more warrant indentures (a “
Warrant Indenture
”) between us and a warrant trustee (a “
Warrant Trustee
”) that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture, if any, and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate. Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. If applicable, we will file a Warrant Indenture describing the terms and conditions of Warrants we are offering concurrently with the filing of the applicable Prospectus Supplement under which such Warrants are offered.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the manner of exercise;

•	the number of Shares or Debt Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Shares or Debt Securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	the effect of any merger, consolidation, sale or other disposition of our business on the Warrants and the Warrant Indenture, if any;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants or the underlying Securities will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants;

•	the manner in which the Warrants and the Warrant Indenture, if any, may be modified; and

•	any other material terms or conditions of the Warrants.

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Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities issuable upon exercise of the Warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file the form of unit agreement (“
Unit Agreement
”), if any, between us and a unit agent (“
Unit Agent
”) that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, concurrently with the filing of the applicable Prospectus Supplement under which such series of Units are offered. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more of the Securities otherwise described herein in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit Agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	provisions of the governing Unit Agreement, if any; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Share Capital”, “Description of Debt Securities” and “Description of Warrants” will apply to each Unit and to any Security included in each Unit, respectively.

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Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PRIOR SALES

Information about prior sales will be provided in each applicable Prospectus Supplement relating to the Securities offered thereby.

TRADING PRICE AND VOLUME

Trading price and volume of our Securities will be provided in each applicable Prospectus Supplement relating to the Securities offered thereby.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, Mogo intends to use the net proceeds from the sale of Securities for working capital requirements or for other general corporate purposes. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. We may also, from time to time, issue securities otherwise than through the offering of Securities pursuant to this Prospectus.

The Company had negative cash flow from operations for the year ended December 31, 2018. However, one of the key performance indicators that Mogo uses to manage its business and evaluate its financial results and operating performance is “cash provided by operating activities before investment in loans receivable”. Using this metric, the Company has generated positive cash flow from operations before investment in loans receivable and all operating expenses, including interest expenses, have been funded internally. See “Non-IFRS Financial Measures” in the Mogo Finance Annual MD&A and the Q3 MD&A.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX, the NASDAQ or other existing trading markets for the Securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters or agents, the initial offering price of such Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation.

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The agents and/or underwriters will contractually commit not to make any offers or sales of Securities in the Province of Québec. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. If, in connection with the offering of Securities at the initial offering price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, and have been unable to do so, the public offering price may be decreased and thereafter further changed from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers is less than the gross proceeds paid by the underwriters to us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may, from time to time, purchase and sell the Securities described in this Prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the Securities or liquidity on the secondary market if one develops. From time to time, underwriters and agents may make a market in the Securities.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

In compliance with the guidelines of the Financial Regulatory Authority (FINRA), the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of Securities pursuant to this Prospectus and any applicable Prospectus Supplement. If 5% or more of the net proceeds of any offering of Securities made under this Prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

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Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act of 1933, as amended.

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, other than an “at-the-market” distribution, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. With respect to an “at-the-market” distribution, no underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the consolidated share and loan capital of Mogo from September 30, 2019 to the date of this Prospectus.

EARNINGS COVERAGE

If we offer Debt Securities having a term to maturity in excess of one year or Preferred Shares under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

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RISK FACTORS

Prospective investors should carefully consider the risks described below, which are qualified in their entirety by reference to, and must be read in conjunction with, the other information contained in this Prospectus, any applicable Prospectus Supplement and the information incorporated by reference in this Prospectus (and in particular, the risk factors discussed under the heading “Risk Factors” beginning at page 18 of the Mogo Finance AIF and beginning at page 19 of the Company AIF) before purchasing Securities.

The risks and uncertainties described in this Prospectus, any applicable Prospectus Supplement and the information incorporated by reference herein are those we currently believe to be material, but they are not the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows and consequently the price of the our publicly traded securities could be materially and adversely affected. In all these cases, the trading price of our publicly traded securities could decline, and prospective investors could lose all or part of their investment.

The market price for our publicly traded securities may be volatile and your investment could suffer a decline in value.

The market price of our publicly traded securities could be subject to significant fluctuations. Some of the factors that may cause the market price of our publicly traded securities to fluctuate include:

•	volatility in the market price and trading volume of comparable companies;

•	actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	short sales, hedging and other derivative transactions in our Securities;

•	litigation or regulatory action against us;

•	investors’ general perception of us and the public’s reaction to our press releases, our other public announcements and our filings with securities regulators, including our financial statements;

•	publication of research reports or news stories about us, our competitors or our industry;

•	positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	changes in general political, economic, industry and market conditions and trends;

•	sales of our securities by existing shareholders;

•	recruitment or departure of key personnel;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and

•	the other risk factors described in this section of this Prospectus and in any applicable Prospectus Supplement.

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Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Company by those institutions, which could materially adversely affect the trading price of our publicly traded securities. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of our publicly traded securities may be materially adversely affected.

In addition, broad market and industry factors may harm the market price of our publicly traded securities. Hence, the market price of our publicly traded securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our securities regardless of our operating performance. In the past, following a significant decline in the market price of a company’s securities, there have been instances of securities class action litigation having been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, and our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

There is no market through which the Preferred Shares, Warrants, Units, or certain Debt Securities may be sold.

There is no market through which the Preferred Shares, Warrants, Units, or Debt Securities (other than the Convertible Debentures) may be sold. There can be no assurance that an active trading market will develop for the aforementioned Securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted for those Securities, may be adversely affected by, among other things:

•	changes in the overall market for those Securities;

•	changes in our financial performance or prospects;

•	changes or perceived changes in our creditworthiness;

•	the prospects for companies in the industry generally;

•	the number of holders of those Securities;

•	the interest of securities dealers in making a market for those Securities; and

•	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact on our ability to raise equity funding without significant dilution to its existing shareholders, or at all.

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Future sales or issuances of securities could decrease the value of existing securities, dilute investors’ voting power and reduce our earnings per share.

We may sell additional Securities in subsequent offerings and may issue additional Securities to finance operations, acquisitions or other projects. We have a large number of authorized but unissued Common Shares. We cannot predict the size of future sales and issuances of Securities or the effect, if any, that such future sales and issuances of securities will have on the market price of the Securities. Sales or issuances of a substantial number of Securities, or the perception that such sales could occur, may adversely affect prevailing market prices for Securities. With any additional sale or issuance of Common Shares (including Securities convertible into Common Shares), investors will suffer dilution of their voting power and may experience dilution in our earnings per share.

Our Board may issue, without shareholder approval, Preferred Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control.

While there are no Preferred Shares currently outstanding, our articles allow the issuance of Preferred Shares in one or more series. Subject to the TSX, NASDAQ and any applicable regulatory approvals, our Board may set the rights and preferences of any series of Preferred Shares in its sole discretion without shareholder approval. The rights and preferences of those Preferred Shares may be superior to those of the Common Shares. Accordingly, the issuance of Preferred Shares may adversely affect the rights of holders of Common Shares and could have the effect of delaying or preventing a change of control, which may deprive our shareholders of a control premium that might otherwise have been realized in connection with an acquisition of Mogo.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the BCBCA, that the majority of our officers and directors are residents of Canada, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or enforce judgments obtained in the United States courts against us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that we are classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. The Company may be a PFIC in one or more prior tax years, in the current tax year and in subsequent tax years. Prospective investors should carefully read the tax discussion in any applicable prospectus supplement for more information and consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

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As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell securities of Mogo as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the Common Shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

We do not expect to pay any cash dividends for the foreseeable future.

We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant.

Our operations have generated negative cash flows in the past.

The Company had negative cash flow from operations for the year ended December 31, 2018. Operational expenses are funded through positive cash flow from operations before investment in loans receivable. Accordingly, the Company has no plans to use any of the proceeds of the Offering to fund operating expenses. However, if the Company does not generate positive cash flow from operations before investment in loans receivable, there could be a material and adverse effect on our financial condition or results of operations.

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If securities or industry analysts cease to publish research reports or publish inaccurate or unfavorable research about us or our business, our trading price and volume could decline.

The trading market for our publicly traded Securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our publicly traded Securities or publish inaccurate or unfavorable research about our business, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our publicly traded securities could decrease, which could cause our trading price and volume to decline.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of acquiring any Securities offered thereunder, including whether the payments of distributions on the Securities will be subject to Canadian non-resident withholding tax.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations relevant to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Except as discussed below, this summary does not discuss applicable income tax reporting requirements. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “
IRS
”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

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U.S. Holders

For purposes of this summary, the term “
U.S. Holder
” means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to make all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “
non-U.S. Holder
” is a beneficial owner of Common Shares that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Common Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Common Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; (d) persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such partnership generally will depend on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such owner. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian or foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations.

Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada - U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in Common Shares generally will be such U.S. Holder’s U.S. dollar cost for such Common Shares.

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PFIC Status of the Company

If the Company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Common Shares. The U.S. federal income tax consequences of owning and disposing of Common Shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “
income test
”) or (ii) on average for such tax year (determined on a quarterly basis), 50% or more (by value) of its assets either produces or is held for the production of passive income (the “
asset test
”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, annuities, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value).

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of the Company’s direct or indirect equity interests in any company that is also a PFIC (a
‘‘Subsidiary PFIC’’
), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s Common Shares are made.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.
There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds Common Shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such shares. If the Company meets the income test or the asset test for any tax year during which a U.S. Holder owns Common Shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in the Common Shares or makes a timely and effective QEF Election or Mark-to-Market Election (discussed below).

Under the default PFIC rules (Section 1291 of the Code):

•	any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distributions received during the preceding three years, or, if shorter, the U.S. Holder’s holding period for its Common Shares) received on Common Shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the Common Shares;

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•	the amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•	the amount allocated to each of the other tax years (the “
Prior PFIC Years
”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and

•	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “
Mark-to-Market Election
”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “
QEF
”) under Section 1295 of the Code (a “
QEF Election
”) may generally mitigate or avoid the PFIC consequences described above with respect to Common Shares.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the Common Shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will generally result in a corresponding reduction of basis in the Common Shares and will not be taxed again as a distribution to a U.S. Holder to the extent that such distribution represents “earnings and profits” of the Company. Taxable gains on the disposition of Common Shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular limited circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective statement. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Company and any Subsidiary PFIC.

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A Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the Common Shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its shares. However, there is no assurance that the Common Shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC because such stock is not marketable. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code, described above, with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to Common Shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the Common Shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the Common Shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its Common Shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the Common Shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the Common Shares.

Additional Considerations

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). Special rules apply to PFICs. U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Common Shares.

Receipt of Foreign Currency

The amount of any distribution paid in Canadian dollars to a U.S. Holder in connection with the ownership of the Common Shares, or on the sale, exchange or other taxable disposition of Common Shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

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Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as “foreign source” for this purpose and generally will be categorized as “passive category income”, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. Further, if 50% or more of our equity (based on voting power or value) is treated as held by U.S. persons, we will be treated as a “United States-owned foreign corporation,” in which case dividends may be treated for foreign tax credit limitation purposes as “foreign source” income to the extent attributable to our non-U.S. source earnings and profits and as “U.S. source” income to the extent attributable to our U.S. source earnings and profits. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complex, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in foreign financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on IRS Form 8621. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114, Report of Foreign Bank and Financial Accounts (“FBAR”) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding the applicability of FBAR and other reporting requirements in light of their individual circumstances.

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Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the Common Shares, and (b) proceeds arising from the sale or other taxable disposition of Common Shares generally will be subject to information reporting. In addition, backup withholding may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from the dividend withholding tax or otherwise eligible for a reduced withholding rate.

This discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

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LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement, certain legal matters relating to the Canadian law will be passed upon on our behalf by Stikeman Elliott LLP. Certain legal matters relating to United States law will be passed upon on our behalf by Lewis Brisbois Bisgaard & Smith LLP. As at the date of this Prospectus, the partners and associates of each of Stikeman Elliott LLP and Lewis Brisbois Bisgaard & Smith LLP beneficially own, directly and indirectly, less than 1% of any class of our issued and outstanding securities or securities of our affiliates or associates.

If any underwriters or dealers named in a Prospectus Supplement retain their own counsel to pass upon legal matters relating to the Securities offered thereunder, such counsel will be named in such Prospectus Supplement.

LEGAL PROCEEDINGS

We are, from time to time, involved in legal proceedings of a nature considered normal to our business. We believe that none of the litigation in which we are currently involved, or have been involved since the beginning of the most recently completed financial year, individually or in the aggregate, is material to our consolidated financial condition or results of operations.

AUDITOR, TRANSFER AGENT AND REGISTRAR

KPMG LLP were appointed as the auditors of the Company as of September 16, 2019. Prior to the appointment of KPMG LLP, MNP LLP served as the auditor of each of the Company and Mogo Finance, and prepared the independent auditor's report for the Mogo Finance 2018 Annual Financials and the independent auditor's report for the Company 2018 Annual Financials. KPMG LLP have confirmed with respect to the Company that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards. MNP LLP have confirmed with respect to the Company that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards. Our transfer agent and registrar is Computershare Investor Services Inc. at its principal office in
Vancouver, British Columbia.

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limits prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor. Rights and remedies may also be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

Original purchasers of Warrants (if offered separately) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Warrant.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant, the amount paid upon conversion, exchange or exercise upon surrender of the underlying Securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the
Securities Act
(British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the
Securities Act
(British Columbia) or otherwise at law.

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Original purchasers of warrants, or other convertible, exchangeable or exercisable securities are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.

ENFORCEABILITY OF JUDGMENTS

We are incorporated and governed under the laws of British Columbia. Most of our officers and directors and most of the experts named in this Prospectus are resident outside of the United States, and a majority of their assets, and the assets of Mogo, are located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under U.S. federal securities laws. Mogo has been advised by Stikeman Elliott LLP, its Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. Mogo has also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Mogo has filed with the SEC, concurrently with the filing of its U.S. Registration Statement on Form F-10 relating to this Prospectus, an appointment of agent for service of process on Form F-X. Under the Form F-X, Mogo appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Mogo in a U.S. court arising out of or related to or concerning an offering, purchase or sale of the Securities.

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CERTIFICATE OF THE ISSUER

Dated: December 5, 2019

This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces and territories of Canada except Québec.

(Signed) David Feller Chief Executive Officer	(Signed) Gregory Feller President and Chief Financial Officer

On behalf of the Board of Directors

(Signed) Minhas Mohamed Director	(Signed) Kees Van Winters Director

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PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 160 of the
Business Corporations Act
(British Columbia) (the “BCBCA”) authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

Under the Registrant’s articles and subject to the provisions of the BCBCA, the Registrant shall indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which such director, former director or alternate director of the Registrant, or any of his or her heirs and legal personal representatives, by reason of having been a director or alternate director of the Registrant, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the Registrant’s articles and subject to any restrictions in the BCBCA, the Registrant may indemnify any other person, including the officers, former officers and alternate officers of the Registrant.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Registrant in the indemnity provisions under the articles and the BCBCA.

Insofar as the indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Exhibits

Exhibit Number	Description
4.1
Mogo Finance Technology Inc.’s (“Mogo Finance”) annual information form dated March 25, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 26, 2019).

4.2*	The Registrant’s annual information form dated April 1, 2019 for the year ended December 31, 2018.
4.3
Mogo Finance’s audited annual consolidated financial statements for the fiscal year ended December 31, 2018, together with the notes thereto and the independent auditors’ report thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on March 13, 2019).

4.4*	The Registrant’s audited annual consolidated financial statements for the fiscal year ended December 31, 2018, together with the notes thereto and the independent auditors’ report thereon.
4.5
Mogo Finance’s management’s discussion and analysis for the fiscal year ended December 31, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 13, 2019)

4.6*	The Registrant’s management’s discussion and analysis for the fiscal year ended December 31, 2018;
4.7
The Registrant’s unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on November 7, 2019).

4.8
The Registrant’s management’s discussion and analysis for the three and nine months ended September 30, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on November 7, 2019).

4.9
Mogo Finance’s management information circular dated May 13, 2019 prepared in connection with the annual and special meeting of the shareholders of Mogo Finance held on June 18, 2019, excluding all reports, statements and opinions prepared by certain experts in connection with the Arrangement (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on May 24, 2019)

4.10*
The Registrant’s management information circular dated May 13, 2019 prepared in connection with the annual and special meeting of the shareholders of the Registrant held on June 18, 2019, excluding all reports, statements and opinions prepared by certain experts in connection with the Arrangement.

4.11
Mogo Finance’s material change report dated April 14, 2019 announcing the arrangement agreement between Mogo Finance and the Registrant to combine their businesses by way of the Arrangement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 18, 2019)

4.12
Mogo Finance’s material change report dated June 21, 2019 announcing the completion of the Arrangement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on July 2, 2019)

4.13*	The Registrant’s material change report dated April 14, 2019 announcing the arrangement agreement between Mogo Finance and the Registrant to combine their businesses by way of the Arrangement
4.14
The Registrant’s material change report dated June 21, 2019 announcing the completion of the Arrangement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on July 2, 2019)

5.1**	Mogo Finance Technolgy Inc. - Consent of Independent Auditor - MNP LLP
5.2**	Mogo Inc. - Consent of Independent Auditor - MNP LLP
5.3**	Consent of Stikeman Elliott LLP
6.1*	Powers of Attorney (included on the signature page of this Registration Statement)
__________
* Previously filed with the Registrant's Registration Statement on Form F-10 (333-234582) filed with the Commission on November 8, 2019.
** Filed herewith.

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PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario Canada, on the 5th day of December, 2019.

MOGO INC.

By:	/s/ Gregory Feller
Name:	Gregory Feller
Title:	President & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Feller and Gregory Feller or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 5, 2019.

Signature	Title

/s/ David Feller	Chief Executive Officer and Director
David Feller	(principal executive officer)

/s/ Gregory Feller	President, Chief Financial Officer and Director
Gregory Feller	(principal financial and accounting officer)

/s/ Minhas Mohamed *	Director
Minhas Mohamed

Director
Michael Wekerle

/s/ Kees Van Winters *	Director
Kees Van Winters

*By:	/s/ Gregory Feller
Name: Gregory Feller Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Mogo Inc. in the United States, on the 5th day of December, 2019.

/s/ Gregory Feller

Name:	Gregory Feller
Title:	President and Chief Financial Officer